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                                                                     EXHIBIT(a4)

                             ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          COLUMBIA SPECIAL FUND, INC.

         Pursuant to ORS 60.134, Columbia Special Fund, Inc. (the
"Corporation") hereby adopts an amendment to its Amended and Restated Articles of Incorporation.

         1.       The name of the Corporation is Columbia Special Fund, Inc.

         2. Article I of the Corporation's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

                                   "ARTICLE I

         The name of the Corporation is Columbia Mid Cap Growth Fund, Inc."

         3. The amendment was adopted by the Board of Directors on August 19, 2003.

         4. The amendment required shareholder approval. The amendment was submitted to the shareholders of the Company for their approval on October 7, 2003. The results of the voting were as follows:

                  Shares entitled to vote:      57,372,822     shares of common stock
                  Shares voted in favor:     30,220,048.33     shares of common stock
                  Shares voted against:         802,849.77     shares of common stock
                  Shares abstaining:          1,243,825.21     shares of common stock

         5. Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to add new Sections G and H as follows:

         "G.      The Board of Directors hereby designates 100,000,000 shares of the authorized but unissued shares of Common Stock as 100,000,000 authorized but unissued shares of Class C Common Stock.

         H. The shares of Class C Common Stock classified hereby shall have the relative rights, preferences, and limitations as set forth elsewhere in these Articles with respect to Common Stock generally, shall be subject to the charges and expenses imposed by the Board of Directors pursuant to a plan adopted under Rule 18f-3 (or successor or similar provision) under the 1940 Act and disclosed in the registration statement of the Corporation on Form N-1A (or any successor form) filed with the Securities and Exchange Commission, including the Corporation's prospectus and Statement of Additional Information as amended from time to time, in effect at the time such shares are issued (the "Registration Statement)."


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         6.       The amendment was adopted by the Board of Directors on
September 30, 2003. Pursuant to ORS 60.434(6) shareholder action was not required.

         7. EFFECTIVE DATE. These Articles of Amendment are effective as of 12:01 a.m. on October 13, 2003.

         DATED: October 7, 2003

                                        COLUMBIA SPECIAL FUND, INC.


                                        By: /s/ JEFF B. CURTIS
                                           ------------------------
                                            Jeff B. Curtis
                                            President



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